Exhibit 99.1

Contact:	JaCee Burnes Investor Relations 312-394-2948 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES THIRD QUARTER 2012 RESULTS;

RAISES FULL-YEAR OPERATING EARNINGS GUIDANCE RANGE

CHICAGO (Nov. 1, 2012) — Exelon Corporation (NYSE: EXC) announced third quarter 2012 consolidated earnings as follows:

	Third Quarter
	2012	2011
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$658	$743
Diluted Earnings per Share	$0.77	$1.12

GAAP Results:
Net Income ($ millions)	$296	$601
Diluted Earnings per Share	$0.35	$0.90

“We delivered strong financial performance during the third quarter and exceeded our quarterly guidance range thanks in large part to the management of our portfolio by Constellation, Exelon’s retail and wholesale marketing organization,” said Christopher M. Crane, Exelon’s president and CEO. “Based on our results through September and the ICC’s reversal of its ComEd pension asset decision in October, we are revising our full-year operating earnings guidance range upwards to $2.75 to $2.95 per share.”

Third Quarter Operating Results

Third quarter 2012 earnings include financial results for Constellation Energy and Baltimore Gas and Electric Company (BGE). Therefore, the composition of results of operations from 2012 and 2011 are not comparable for Exelon Generation Company, LLC (Generation), BGE and Exelon.

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As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.77 per share in the third quarter of 2012 from $1.12 per share in the third quarter of 2011. Earnings in third quarter 2012 primarily reflected the following negative factors:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

•	Lower nuclear volume due to increased planned and unplanned outage days;

•	Lower allowed ROE (return on equity) at ComEd;

•	Higher operating and maintenance expenses, including increased labor, contracting and materials;

•	Impact of increased average diluted common shares outstanding as a result of the merger; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These factors were partially offset by:

•	The addition of Constellation Energy’s contribution to Generation’s energy margins; and

•	Decreased storm costs in the ComEd and PECO territories.

Adjusted (non-GAAP) operating earnings for the third quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-Market Impact of Economic Hedging Activities	$19	$0.02
Unrealized Gains Related to NDT (Nuclear Decommissioning Trust) Fund Investments	$38	$0.04
Plant Retirements and Divestitures	$(193)	$(0.22)
Asset Retirement Obligation	$(6)	$(0.01)
Constellation Merger and Integration Costs	$(36)	$(0.04)
Amortization of Commodity Contract Intangibles	$(187)	$(0.21)
Amortization of the Fair Value of Certain Debt	$3	—

2

Adjusted (non-GAAP) operating earnings for the third quarter of 2011 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-Market Impact of Economic Hedging Activities	$(55)	$(0.08)
Unrealized Losses Related to NDT Fund Investments	$(76)	$(0.12)
Plant Retirements and Divestitures	$(2)	—
Asset Retirement Obligation	$(16)	$(0.02)
Constellation Merger and Integration Costs	$(11)	$(0.02)
Other Acquisition Costs	$(5)	$(0.01)
Wolf Hollow Acquisition	$23	$0.03

2012 Earnings Outlook

Exelon revised upward its guidance range for 2012 adjusted (non-GAAP) operating earnings to $2.75 to $2.95 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year and preliminary cost estimates for the impact of Hurricane Sandy.

The outlook for 2012 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Financial impacts associated with the planned retirement of fossil generating units and the expected sale in the fourth quarter of 2012 of three generating stations as required by the merger

•	Changes in decommissioning and other asset retirement obligation estimates

•	Certain costs related to the merger and integration initiatives

•	Costs incurred as part of the Maryland order approving the merger transaction

•	Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date

•	Costs incurred as part of a March 2012 settlement with the FERC

•	Changes in state deferred tax rates resulting from a reassessment of apportionment of Exelon’s deferred taxes as a result of the merger

•	Non-cash amortization of certain debt recorded at fair value at the merger date

•	Other acquisition costs

•	Significant impairments of assets, including goodwill

•	Other unusual items

•	Significant changes to GAAP

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Third Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 34,581 gigawatt-hours (GWh) in the third quarter of 2012, compared with 36,045 GWh in the third quarter of 2011. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 90.7 percent capacity factor for the third quarter of 2012, compared with 95.8 percent for the third quarter of 2011. The number of planned refueling outage days totaled 43 in the third quarter of 2012 versus 33 days in the third quarter of 2011. The number of non-refueling outage days at the Exelon-operated plants totaled 40 days in the third quarter of 2012, compared with three days in the third quarter of 2011.

•

Fossil and Renewables Operations: The equivalent demand forced outage rate for Generation’s fossil fleet is 3.7 percent for the first three quarters of 2012, compared with 6.0 percent in the first three quarters of 2011. The 2012 results include former Constellation plants, exclusive of the Maryland Clean Coal plants to be sold, whereas 2011 data includes only legacy Exelon plants. The equivalent availability factor for the hydroelectric facilities was 91.9 percent in the third quarter of 2012, compared with 93.9 percent in the third quarter of 2011. The change was largely due to planned outages in July and August of 2012. The energy capture for the wind fleet was 94.4 percent in the third quarter of 2012, compared with 91.6 percent in the third quarter of 2011.

•

ComEd Distribution Formula Rate Cases: The Illinois Commerce Commission (ICC) ruled on ComEd’s formula rate proceeding under the Electric Infrastructure Modernization Act (EIMA) on May 30, 2012 (May Order). EIMA is designed to provide for timely and regular recovery of actual costs to support a 10-year grid modernization program. As enacted by the General Assembly, EIMA expressly provides for recovery of certain categories of costs such as a return on equity tied to U.S. Treasury bonds and pension funding costs, and it also requires an annual revenue requirement reconciliation, or “true up,” to ensure customers pay no more or no less than ComEd’s true costs. In the proceeding covered by the May Order, ComEd had taken positions supporting a $59 million reduction in the annual revenue requirement being recovered in current rates (based on 2010 costs and 2011 plant additions), primarily reflecting a lower return on equity consistent with the provision of EIMA. The ICC’s May Order reduced the annual revenue requirements by $168 million, or approximately $110 million more than proposed by ComEd.

On October 3, 2012, the ICC issued its final Order on Remand (Rehearing Order) in ComEd’s expedited rehearing of specific items pursuant to EIMA. The Rehearing Order addressed three key conclusions reached in the ICC’s May Order: (1) ComEd’s pension asset recovery; (2) the rate of interest to affix to over or under recovered costs; and (3) the use of a year-end or an “average year” rate base in determining ComEd’s reconciliation revenue requirement.

4

In the Rehearing Order, the ICC adopted ComEd’s position on the return on its pension asset, resulting in an increase in ComEd’s annual revenue requirement of $35 million based on ComEd’s 2010 Pension Asset. The impact on the 2011 reconciliation and subsequent periods will incorporate the additional investment in the pension asset ComEd made in 2011. However, the ICC ruled against ComEd in affirming its decision to use (1) an average rate base in ComEd’s reconciliation revenue requirement; and (2) the ICC amended its prior order to provide a short-term debt rate as the appropriate interest rate to apply to under/over recoveries of incurred costs. ComEd filed a notice of appeal with the Illinois Appellate Court on Oct. 4, 2012 on the May Order and the Rehearing Order because the impact of the issues in the two orders would be nearly $100 million per year that ComEd would not be able to recover and subsequently reinvest in the distribution system in 2014 and beyond.

Pursuant to the distribution formula rate mechanism and the May Order, ComEd had recorded as of June 30, 2012 a net regulatory asset of $26 million, reflecting its best estimate of the probable increase in distribution rates under the annual reconciliation mechanism reflecting costs incurred in 2011 and the first six months of 2012. ComEd expects to record in the fourth quarter an increase in revenue of approximately $135 million pre-tax in 2012 consistent with the terms of the Rehearing Order.

•

Maryland Clean Coal Asset Divestitures: On Aug. 8, 2012, Exelon reached an agreement to sell its three Maryland coal-fired power plants to Raven Power Holdings LLC (Raven Power), fulfilling its commitment to Maryland to divest the plants as part of its merger with Constellation Energy. The sale was required by the Federal Energy Regulatory Commission (FERC), U.S. Department of Justice (DOJ) and the Maryland Public Service Commission as part of Exelon’s merger approval. The three plants, known collectively as Maryland Clean Coal, include:

•	Brandon Shores (coal) in Pasadena, Md.: 1,273 MW of installed capacity, two units

•	C.P. Crane (coal and oil) in Middle River, Md.: 399 MW installed capacity, three units

•	H.A. Wagner (coal, natural gas and oil) in Pasadena, Md.: 976 MW installed capacity, five units

Generation expects to receive proceeds of approximately $388 million in the fourth quarter less cash payments of approximately $32 million to Raven Power Holdings LLC over a twelve-month period beginning in June 2014. Generation expects to incur transaction costs of approximately $20 million through the closing of the transaction in the fourth quarter of 2012. The sale will generate approximately $225 million of cash tax benefits, of which $135 million will be realized in periods through 2013 with the balance to be received in later years. Therefore, Generation expects net after-tax cash sale proceeds of approximately $500 million through 2013 and approximately $65 million in 2014 and subsequent years. Exelon recorded a pre-tax loss of $278 million in the third quarter to reflect the difference between the estimated sale price and the carrying value of the plants. The impact of the loss has been excluded from Adjusted (Non-GAAP) Operating Earnings. All regulatory preconditions to closing this transaction have been met and required FERC authorizations have been received. The transaction is expected to close in the fourth quarter of this year.

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•

Qualified Facility Sales: On Aug. 21, 2012, Exelon closed on the sale of its ownership share of five California power plants – a total of 70 megawatts (MW) of generating capacity – to Tokyo-based IHI Corporation. The power plants joined Exelon’s generating portfolio following the company’s merger with Constellation Energy in March 2012. The five California power plants include:

•	Chinese Station (biomass) in Jamestown, CA, in which Exelon owned a 9.9 MW share;

•	Rio Bravo Fresno (biomass) in Fresno, CA, in which Exelon owned a 12 MW share;

•	Rio Bravo Jasmin (coal) in Bakersfield, CA, in which Exelon owned a 17.5 MW share;

•	Rio Bravo Poso (coal) in Bakersfield, CA, in which Exelon owned a 17.5 MW share;

•	Rio Bravo Rocklin (biomass) in Lincoln, CA, in which Exelon owned a 12 MW share.

•

Riverside 6 & Schuylkill 1 Retirements: On Oct. 31, 2012, Exelon Generation notified PJM Interconnection of its intention to permanently retire Schuylkill Generating Station Unit 1 by Feb. 1, 2013, and Riverside Generating Station Unit 6 by Jun. 1, 2014. Schuylkill Unit 1 is a 166 MW peaking oil unit located in Philadelphia, PA, which was placed in service in 1958. Riverside 6 is a 115 MW peaking gas/kerosene unit located in Baltimore, MD, which was placed in service in 1970. The units are being retired because they are no longer economic to operate due to their age, relatively high capital and operating costs and current market conditions. PJM has 30 days to review whether the proposed retirements of the units create transmission system reliability issues. Once PJM’s review is complete, Exelon will determine final retirement dates for the units.

•

Texas ESP Application: On Aug. 28, 2012, Exelon halted efforts to gain initial federal regulatory approvals for new nuclear construction in Victoria County, TX. The company notified the Nuclear Regulatory Commission that it has withdrawn its Early Site Permit application for an 11,500-acre tract southeast of Victoria. The action is in response to low natural gas prices and economic and market conditions that have made construction of new merchant nuclear power plants in competitive markets uneconomical now and for the foreseeable future. Exelon originally submitted an application for a combined construction and operating license for the Victoria County site in 2008, but never made a decision to build a nuclear plant there. In 2010, the company applied for an Early Site Permit, a change in licensing strategy that allowed Exelon to continue with some aspects of site evaluation and regulatory approvals while deferring a construction decision for up to 20 years. The withdrawal of the license brings an end to all project activity.

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•	Constellation Solar Projects: In August 2012, Constellation announced two solar projects:

•

On Aug. 14, 2012, Constellation announced that it will develop a 4.35-MW solar generation system for the Casa Grande Union High School District in Casa Grande, AZ. Constellation will own and operate the solar power system and the school district will purchase the electricity it generates under a 20-year power purchase agreement.

•

On Aug. 29, 2012, Constellation announced the completion of a 16.1-MW (DC) grid-connected photovoltaic (PV) solar installation in Emmitsburg, MD., for the state of Maryland’s Generating Clean Horizons initiative. Constellation will own and operate the approximately $50 million solar facility on behalf of its customer, the State of Maryland. Electricity generated by the system is purchased by the state’s Department of General Services and the University System of Maryland under 20-year solar power purchase agreements with Constellation.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of Sept. 30, 2012, is 99 to 102 percent for 2012, 88 to 91 percent for 2013, 56 to 59 percent for 2014 and 21 to 24 percent for 2015. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

•	Financing Activities:

•

BGE: On Aug. 17, 2012, BGE issued $250 million in principal amount of its 2.80 percent Notes due 2022. BGE will use the net proceeds to repay outstanding commercial paper obligations and for general corporate purposes.

•

PECO: On Sept. 17, 2012, PECO issued $350 million of First Mortgage Bonds, maturing on Sept. 15, 2022, with a coupon of 2.375 percent. PECO used a portion of the net proceeds from the sale of the bonds to pay at maturity $225 million aggregate principal amount of its 4.75 percent first mortgage bonds due Oct. 1, 2012, and the remaining proceeds were used for other general corporate purposes.

•

ComEd: On Oct. 1, 2012, ComEd issued $350 million aggregate principal amount of its First Mortgage 3.800 percent Bonds, Series 113 due Oct. 1, 2042. ComEd will use the net proceeds from the sale of the bonds to repay outstanding commercial paper obligations and for general corporate purposes.

7

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Third quarter 2012 GAAP net income was $91 million, compared with $386 million in the third quarter of 2011. Adjusted (non-GAAP) operating earnings for the third quarter of 2011 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q12	3Q11
Generation Adjusted (non-GAAP) Operating Earnings	$458	$522
Mark-to-Market Impact of Economic Hedging Activities	$9	$(55)
Unrealized Gains/Losses Related to NDT Fund Investments	$38	$(76)
Plant Retirements and Divestitures	$(193)	$(2)
Asset Retirement Obligation	$(6)	$(18)
Constellation Merger and Integration Costs	$(31)	$(3)
Amortization of Commodity Contract Intangibles	$(187)	—
Amortization of Fair Value of Certain Debt	$3	—
Other Acquisition Costs	—	$(5)
Wolf Hollow Acquisition	—	$23

Generation GAAP Net Income	$91	$386

Generation’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2012 decreased $64 million compared with the same quarter in 2011. This decrease primarily reflected:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

•	Lower nuclear volume due to increased planned and unplanned outage days;

•	Higher operating and maintenance expenses; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

8

These items were partially offset by contribution to Generation’s energy margins from the addition of Constellation Energy to Generation’s operations.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $25.96 per megawatt-hour (MWh) in the third quarter of 2012, compared with $39.19 per MWh in the third quarter of 2011.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net income of $90 million in the third quarter of 2012, compared with net income of $112 million in the third quarter of 2011. Adjusted (non-GAAP) operating earnings for the third quarter of 2011 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q12	3Q11
ComEd Adjusted (non-GAAP) Operating Earnings	$90	$113
Constellation Merger and Integration Costs	—	$(1)

ComEd GAAP Net Income	$90	$112

ComEd’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2012 were down $23 million from the same quarter in 2011, primarily due to decreased distribution revenues based on a lower allowed ROE as a result of a final order issued by the ICC on the 2011 performance based formula rate proceeding under the EIMA; this unfavorable item was partially offset by decreased storm costs in ComEd’s territory.

For the third quarter of 2012, cooling degree-days in the ComEd service territory were up 9.4 percent relative to the same period in 2011 and were 40.1 percent above normal. In the third quarter of 2012, heating degree-days in the ComEd service territory were down 27.2 percent relative to the same period in 2011 and were 10.1 percent below normal. Total retail electric deliveries increased 2.1 percent quarter over quarter.

Weather-normalized retail electric deliveries increased 0.2 percent in the third quarter of 2012 relative to 2011, reflecting increases in deliveries to residential and public authorities & railroads, partially offset by decreases in deliveries to both small and large commercial and industrial (C&I) customers. For ComEd, weather had no impact on third quarter 2012 earnings relative to 2011 and a favorable after-tax effect of $14 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the third quarter of 2012 was $122 million, compared with $104 million in the third quarter of 2011. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2011 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q12	3Q11
PECO Adjusted (non-GAAP) Operating Earnings	$124	$103
Asset Retirement Obligation	—	$2
Constellation Merger and Integration Costs	$(2)	$(1)

PECO GAAP Net Income	$122	$104

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PECO’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2012 increased $21 million from the same quarter in 2011, primarily reflecting the effect of lower storm costs from 2011’s Hurricane Irene; this favorable item was partially offset by lower load.

For the third quarter of 2012, cooling degree-days in the PECO service territory were up 2.6 percent relative to the same period in 2011 and were 21.8 percent above normal. In the third quarter of 2012, heating degree-days in the PECO service territory were down 22.2 percent from 2011 and were 60.0 percent below normal. Total retail electric deliveries were down 2.3 percent quarter over quarter. On the retail gas side, deliveries in the third quarter of 2012 were down 4.4 percent from the third quarter of 2011.

Weather-normalized retail electric deliveries were down 3.6 percent in the third quarter of 2012 relative to 2011, reflecting declines in deliveries to all customer classes except public authorities and electric railroads. Weather-normalized gas deliveries were down 4.4 percent in the third quarter of 2012. For PECO, weather had a favorable after-tax effect of $3 million on third quarter 2012 earnings relative to 2011 and a favorable after-tax effect of $12 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s GAAP net income in the third quarter of 2012 was $(4) million. The net income included after-tax costs of $1 million associated with the merger and integration initiatives. Excluding the effects of these items, BGE’s adjusted (non-GAAP) Operating Earnings in the third quarter of 2012 was $(3) million. The primary driver of BGE’s loss for the quarter was significant storm costs associated with the derecho storm.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 8 and 9 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on November 1, 2012.

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Cautionary Statements Regarding Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrant’s Second Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

# # #

Exelon Corporation is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2012 and 2011	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2012 and 2011	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2012 and 2011	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Nine Months Ended September 30, 2012 and 2011	4

Business Segment Comparative Statements of Operations - Other - Three and Nine Months Ended September 30, 2012 and 2011	5

Consolidated Balance Sheets - September 30, 2012 and December 31, 2011	6

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2012 and 2011	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2012 and 2011	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2012 and 2011	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2012 and 2011	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2012 and 2011	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2012 and 2011	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2012 and 2011	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2012 and 2011	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three Months Ended September 30, 2012 and March 12, 2012 Through September 30, 2012	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2012 and 2011	16

Exelon Generation Statistics - Three Months Ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011	17

Exelon Generation Statistics - Nine Months Ended September 30, 2012 and 2011	18

ComEd Statistics - Three and Nine Months Ended September 30, 2012 and 2011	19

PECO Statistics - Three and Nine Months Ended September 30, 2012 and 2011	20

BGE Statistics - Three Months Ended September 30, 2012 and March 12, 2012 Through September 30, 2012	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$4,017	$1,484	$806	$720	$(462)	$6,565
Operating expenses
Purchased power and fuel	2,122	678	326	373	(473)	3,026
Operating and maintenance	1,415	350	199	201	(9)	2,156
Depreciation, amortization, accretion and depletion	207	157	55	68	13	500
Taxes other than income	109	81	48	48	4	290

Total operating expenses	3,853	1,266	628	690	(465)	5,972
Equity in earnings of unconsolidated affiliates	10	—	—	—	—	10

Operating income	174	218	178	30	3	603

Other income and deductions
Interest expense	(85)	(74)	(32)	(35)	(20)	(246)
Other, net	83	5	2	5	6	101

Total other income and deductions	(2)	(69)	(30)	(30)	(14)	(145)

Income (loss) before income taxes	172	149	148	—	(11)	458
Income taxes	85	59	25	—	(8)	161

Net income (loss)	87	90	123	—	(3)	297
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(4)	—	1	4	—	1

Net income (loss) on common stock	$91	$90	$122	$(4)	$(3)	$296

	Three Months Ended September 30, 2011
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$2,821	$1,784	$946	$—	$(297)	$5,254
Operating expenses
Purchased power and fuel	1,071	932	464	—	(346)	2,121
Operating and maintenance	790	396	219	—	8	1,413
Depreciation, amortization, accretion and depletion	139	135	51	—	7	332
Taxes other than income	67	78	59	—	3	207

Total operating expenses	2,067	1,541	793	—	(328)	4,073

Operating income	754	243	153	—	31	1,181

Other income and deductions
Interest expense	(37)	(86)	(34)	—	(25)	(182)
Other, net	(164)	16	3	—	3	(142)

Total other income and deductions	(201)	(70)	(31)	—	(22)	(324)

Income before income taxes	553	173	122		9	857
Income taxes	167	61	17	—	10	255

Net income (loss)	386	112	105	—	(1)	602
Preferred security dividends	—	—	1	—	—	1

Net income (loss) on common stock	$386	$112	$104	$—	$(1)	$601

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$10,509	$4,154	$2,396	$1,388	$(1,242)	$17,205
Operating expenses
Purchased power and fuel	5,018	1,886	1,033	727	(1,266)	7,398
Operating and maintenance	3,756	1,000	574	423	196	5,949
Depreciation, amortization, accretion and depletion	564	458	161	157	36	1,376
Taxes other than income	272	224	122	104	15	737

Total operating expenses	9,610	3,568	1,890	1,411	(1,019)	15,460
Equity in losses of unconsolidated affiliates	(69)	—	—	—	—	(69)

Operating income (loss)	830	586	506	(23)	(223)	1,676

Other income and deductions
Interest expense	(223)	(230)	(94)	(77)	(73)	(697)
Other, net	185	12	6	14	36	253

Total other income and deductions	(38)	(218)	(88)	(63)	(37)	(444)

Income (loss) before income taxes	792	368	418	(86)	(260)	1,232
Income taxes	373	149	118	(37)	(158)	445

Net income (loss)	419	219	300	(49)	(102)	787
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(6)	—	3	8	—	5

Net income (loss) on common stock	$425	$219	$297	$(57)	$(102)	$782

	Nine Months Ended September 30, 2011
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$7,919	$4,694	$2,942	$—	$(850)	$14,705
Operating expenses
Purchased power and fuel	2,795	2,436	1,506	—	(901)	5,836
Operating and maintenance	2,306	930	597	—	30	3,863
Depreciation, amortization, accretion and depletion	416	405	150	—	16	987
Taxes other than income	199	226	165	—	12	602

Total operating expenses	5,716	3,997	2,418	—	(843)	11,288

Operating income (loss)	2,203	697	524	—	(7)	3,417

Other income and deductions
Interest expense	(128)	(257)	(102)	—	(58)	(545)
Other, net	(12)	24	11	—	31	54

Total other income and deductions	(140)	(233)	(91)	—	(27)	(491)

Income (loss) before income taxes	2,063	464	433	—	(34)	2,926
Income taxes	738	169	119	—	8	1,034

Net income (loss)	1,325	295	314	—	(42)	1,892
Preferred security dividends	—	—	3	—	—	3

Net income (loss) on common stock	$1,325	$295	$311	$—	$(42)	$1,889

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Variance	2012 (a)	2011	Variance
Operating revenues	$4,017	$2,821	$1,196	$10,509	$7,919	$2,590

Operating expenses
Purchased power and fuel	2,122	1,071	1,051	5,018	2,795	2,223
Operating and maintenance	1,415	790	625	3,756	2,306	1,450
Depreciation, amortization, accretion and depletion	207	139	68	564	416	148
Taxes other than income	109	67	42	272	199	73

Total operating expenses	3,853	2,067	1,786	9,610	5,716	3,894
Equity in earnings (losses) of unconsolidated affiliates	10	—	10	(69)	—	(69)

Operating income	174	754	(580)	830	2,203	(1,373)

Other income and deductions
Interest expense	(85)	(37)	(48)	(223)	(128)	(95)
Other, net	83	(164)	247	185	(12)	197

Total other income and deductions	(2)	(201)	199	(38)	(140)	102

Income before income taxes	172	553	(381)	792	2,063	(1,271)
Income taxes	85	167	(82)	373	738	(365)

Net income	87	386	(299)	419	1,325	(906)
Net loss attributable to noncontrolling interests	(4)	—	(4)	(6)	—	(6)

Net income on common stock	$91	$386	$(295)	$425	$1,325	$(900)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$1,484	$1,784	$(300)	$4,154	$4,694	$(540)

Operating expenses
Purchased power	678	932	(254)	1,886	2,436	(550)
Operating and maintenance	350	396	(46)	1,000	930	70
Depreciation and amortization	157	135	22	458	405	53
Taxes other than income	81	78	3	224	226	(2)

Total operating expenses	1,266	1,541	(275)	3,568	3,997	(429)

Operating income	218	243	(25)	586	697	(111)

Other income and deductions
Interest expense	(74)	(86)	12	(230)	(257)	27
Other, net	5	16	(11)	12	24	(12)

Total other income and deductions	(69)	(70)	1	(218)	(233)	15

Income before income taxes	149	173	(24)	368	464	(96)
Income taxes	59	61	(2)	149	169	(20)

Net income	$90	$112	$(22)	$219	$295	$(76)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$806	$946	$(140)	$2,396	$2,942	$(546)

Operating expenses
Purchased power and fuel	326	464	(138)	1,033	1,506	(473)
Operating and maintenance	199	219	(20)	574	597	(23)
Depreciation and amortization	55	51	4	161	150	11
Taxes other than income	48	59	(11)	122	165	(43)

Total operating expenses	628	793	(165)	1,890	2,418	(528)

Operating income	178	153	25	506	524	(18)

Other income and deductions
Interest expense	(32)	(34)	2	(94)	(102)	8
Other, net	2	3	(1)	6	11	(5)

Total other income and deductions	(30)	(31)	1	(88)	(91)	3

Income before income taxes	148	122	26	418	433	(15)
Income taxes	25	17	8	118	119	(1)

Net income	123	105	18	300	314	(14)
Preferred security dividends	1	1	—	3	3	—

Net income on common stock	$122	$104	$18	$297	$311	$(14)

	BGE
	Three Months Ended September 30,			March 12, 2012 through September 30,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$720	$—	$720	$1,388	$—	$1,388

Operating expenses
Purchased power and fuel	373	—	373	727	—	727
Operating and maintenance	201	—	201	423	—	423
Depreciation and amortization	68	—	68	157	—	157
Taxes other than income	48	—	48	104	—	104

Total operating expenses	690	—	690	1,411	—	1,411

Operating income (loss)	30	—	30	(23)	—	(23)

Other income and deductions
Interest expense	(35)	—	(35)	(77)	—	(77)
Other, net	5	—	5	14	—	14

Total other income and deductions	(30)	—	(30)	(63)	—	(63)

Loss before income taxes	—	—	—	(86)	—	(86)
Income taxes	—	—	—	(37)	—	(37)

Net loss	—	—	—	(49)	—	(49)
Preference stock dividends	4	—	4	8	—	8

Net loss on common stock	$(4)	$—	$(4)	$(57)	$—	$(57)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Variance	2012 (b)	2011	Variance
Operating revenues	$(462)	$(297)	$(165)	$(1,242)	$(850)	$(392)

Operating expenses
Purchased power and fuel	(473)	(346)	(127)	(1,266)	(901)	(365)
Operating and maintenance	(9)	8	(17)	196	30	166
Depreciation and amortization	13	7	6	36	16	20
Taxes other than income	4	3	1	15	12	3

Total operating expenses	(465)	(328)	(137)	(1,019)	(843)	(176)

Operating income (loss)	3	31	(28)	(223)	(7)	(216)

Other income and deductions
Interest expense	(20)	(25)	5	(73)	(58)	(15)
Other, net	6	3	3	36	31	5

Total other income and deductions	(14)	(22)	8	(37)	(27)	(10)

Income (loss) before income taxes	(11)	9	(20)	(260)	(34)	(226)
Income taxes	(8)	10	(18)	(158)	8	(166)

Net loss	$(3)	$(1)	$(2)	$(102)	$(42)	$(60)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon's corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2012 (a)	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$1,602	$1,016
Cash and cash equivalents of variable interest entities	98	—
Restricted cash and investments	73	40
Restricted cash and investments of variable interest entities	67	—
Accounts receivable, net
Customer	2,835	1,613
Other	1,216	1,000
Accounts receivable, net, variable interest entities	225	—
Mark-to-market derivative assets	928	432
Unamortized energy contract assets	1,141	13
Inventories, net
Fossil fuel	264	208
Materials and supplies	767	656
Deferred income taxes	254	—
Regulatory assets	786	390
Other	1,072	345

Total current assets	11,328	5,713

Property, plant and equipment, net	43,914	32,570
Deferred debits and other assets
Regulatory assets	6,192	4,518
Nuclear decommissioning trust (NDT) funds	7,140	6,507
Investments	838	751
Investments in affiliates	371	15
Investment in CENG	1,908	—
Goodwill	2,625	2,625
Mark-to-market derivative assets	1,039	650
Unamortized energy contracts assets	1,191	388
Pledged assets for Zion Station decommissioning	631	734
Other	1,176	524

Total deferred debits and other assets	23,111	16,712

Total assets	$78,353	$54,995

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$60	$163
Short-term notes payable - accounts receivable agreement	225	225
Long-term debt due within one year	1,049	828
Long-term debt of variable interest entities due within one year	70	—
Accounts payable	2,359	1,444
Accounts payable of variable interest entities	132	—
Accrued expenses	1,502	1,255
Deferred income taxes	52	1
Regulatory liabilities	299	197
Dividends payable	4	349
Mark-to-market derivative liabilities	521	112
Unamortized energy contract liabilities	523	—
Other	974	560

Total current liabilities	7,770	5,134

Long-term debt	17,050	11,799
Long-term debt to financing trusts	649	390
Long-term debt of variable interest entity	546	—
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,600	8,253
Asset retirement obligations	4,866	3,884
Pension obligations	2,575	2,194
Non-pension postretirement benefit obligations	2,946	2,263
Spent nuclear fuel obligation	1,020	1,019
Regulatory liabilities	4,000	3,627
Mark-to-market derivative liabilities	407	126
Unamortized energy contract liabilities	621	—
Payable for Zion Station decommissioning	422	563
Other	1,691	1,268

Total deferred credits and other liabilities	30,148	23,197

Total liabilities	56,163	40,520

Commitments and contingencies
Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	16,594	9,107
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,959	10,055
Accumulated other comprehensive loss, net	(2,405)	(2,450)

Total shareholders’ equity	21,821	14,385

BGE preference stock not subject to mandatory redemption	193	—
Noncontrolling interest	89	3

Total equity	22,103	14,388

Total liabilities and shareholders’ equity	$78,353	$54,995

(a)	Includes the financial information of Constellation and BGE.

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2012 (a)	2011
Cash flows from operating activities
Net income	$787	$1,892
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, accretion and depletion including nuclear fuel and energy contract amortization	2,909	1,702
Impairment of long-lived assets	278	—
Deferred income taxes and amortization of investment tax credits	263	1,008
Net fair value changes related to derivatives	(377)	360
Net realized and unrealized gains on NDT fund investments	(142)	90
Other non-cash operating activities	1,235	703
Changes in assets and liabilities:
Accounts receivable	240	3
Inventories	12	(44)
Accounts payable, accrued expenses and other current liabilities	(837)	(400)
Option premiums (paid) received, net	(122)	59
Counterparty collateral received (posted), net	408	(807)
Income taxes	465	532
Pension and non-pension postretirement benefit contributions	(131)	(2,089)
Other assets and liabilities	(431)	(92)

Net cash flows provided by operating activities	4,557	2,917

Cash flows from investing activities
Capital expenditures	(4,145)	(2,972)
Proceeds from nuclear decommissioning trust fund sales	6,262	3,120
Investment in nuclear decommissioning trust funds	(6,422)	(3,293)
Acquisitions	—	(380)
Cash acquired from Constellation	964	—
Proceeds from sales of investments	26	—
Purchases of investments	(13)	—
Change in restricted cash	(38)	(532)
Other investing activities	41	26

Net cash flows used in financing activities	(3,325)	(4,031)

Cash flows from financing activities
Changes in short-term debt	(139)	462
Issuance of long-term debt	1,558	1,199
Retirement of long-term debt	(731)	(3)
Dividends paid on common stock	(1,226)	(1,044)
Dividends paid to former Constellation shareholders	(51)	—
Proceeds from employee stock plans	61	26
Other financing activities	(20)	(67)

Net cash flows (used in) provided by financing activities	(548)	573

Increase (decrease) in cash and cash equivalents	684	(541)
Cash and cash equivalents at beginning of period	1,016	1,612

Cash and cash equivalents at end of period	$1,700	$1,071

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2012 (a)				Three Months Ended September 30, 2011
				Adjusted				Adjusted
	GAAP (b)	Adjustments		Non-GAAP	GAAP (b)	Adjustments		Non-GAAP
Operating revenues	$6,565	$464	(c),(d),(e)	$7,029	$5,254	$(33	)(c),(j)	$5,221
Operating expenses
Purchased power and fuel	3,026	278	(c),(d),(e)	3,304	2,121	(93	)(c),(d)	2,028

Operating and maintenance	2,156	(378	(c),(e),(f), )(g)	1,778	1,413	(65	(c),(f),(g), )(j),(k)	1,348
Depreciation, amortization, accretion and depletion	500	(13	)(c),(f)	487	332	(19	)(c)	313
Taxes other than income	290	(4	)(c)	286	207	—		207

Total operating expenses	5,972	(117)		5,855	4,073	(177)		3,896
Equity in earnings of unconsolidated affiliates	10	50	(e)	60	—	—		—

Operating income	603	631		1,234	1,181	144		1,325

Other income and deductions
Interest expense	(246)	(2	)(f),(h)	(248)	(182)	—		(182)
Other, net	101	(60	)(c),(f),(i)	41	(142)	181	(i)	39

Total other income and deductions	(145)	(62)		(207)	(324)	181		(143)

Income before income taxes	458	569		1,027	857	325		1,182

Income taxes	161	207	(c),(d),(e), (f),(g),(h),(i)	368	255	183	(c),(d),(f), (g),(i),(j),(k)	438

Net income	297	362		659	602	142		744

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	1	—		1	1	—		1

Net income on common stock	$296	$362		$658	$601	$142		$743

Effective tax rate	35.2%			35.8%	29.8%			37.1%
Earnings per average common share
Basic	$0.35	$0.42		$0.77	$0.91	$0.21		$1.12
Diluted	$0.35	$0.42		$0.77	$0.90	$0.22		$1.12

Average common shares outstanding
Basic	854			854	663			663
Diluted	857			857	665			665

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)	$0.22	$—
Mark-to-market impact of economic hedging activities (d)	(0.02)	0.08
Amortization of commodity contract intangibles (e)	0.21	—
Constellation merger and integration costs (f)	0.04	0.02
Asset retirement obligation (g)	0.01	0.02
Amortization of the fair value of certain debt (h)	—	—
Unrealized (gains) losses related to NDT fund investments (i)	(0.04)	0.12
Wolf Hollow acquisition (j)	—	(0.03)
Other acquisition costs (k)	—	0.01

Total adjustments	$0.42	$0.22

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule and the impact associated with the expected sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units.
(h)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(i)	Adjustment to exclude the unrealized losses in 2011 and gains in 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(j)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(k)	Adjustment to exclude certain costs associated with Exelon’s acquisition of Antelope Valley Solar Ranch One (AVSR) in 2011.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2012 (a)				Nine Months Ended September 30, 2011
				Adjusted				Adjusted
	GAAP (b)	Adjustments		Non-GAAP	GAAP (b)	Adjustments		Non-GAAP
Operating revenues	$17,205	$1,024	(c),(d),(e),(f)	$18,229	$14,705	$(42	)(c),(n)	$14,663
Operating expenses
Purchased power and fuel	7,398	540	(c),(d),(e),(g)	7,938	5,836	(366	)(d)	5,470

Operating and maintenance	5,949	(1,051	(c),(e),(f), )(g),(h),(i),(j)	4,898	3,863	(82	(c),(g),(i), )(j),(n),(o)	3,781
Depreciation, amortization, accretion and depletion	1,376	(43	)(c),(g)	1,333	987	(65	)(c)	922
Taxes other than income	737	(6	)(c),(f)	731	602	—		602

Total operating expenses	15,460	(560)		14,900	11,288	(513)		10,775
Equity in earnings (losses) of unconsolidated affiliates	(69)	110	(e),(g)	41	—	—		—

Operating income	1,676	1,694		3,370	3,417	471		3,888

Other income and deductions
Interest expense	(697)	(8	)(g),(k)	(705)	(545)	—		(545)
Other, net	253	(73	)(c),(g),(l)	180	54	94	(l),(n)	148

Total other income and deductions	(444)	(81)		(525)	(491)	94		(397)

Income before income taxes	1,232	1,613		2,845	2,926	565		3,491
Income taxes	445	612	(c),(d),(e),(f), (g),(h),(i),(j), (k),(l),(m)	1,057	1,034	235	(c),(d),(g),(i), (j),(l),(n), (o),(p)	1,269

Net income on common stock	787	1,001		1,788	1,892	330		2,222
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	5	—		5	3	—		3

Net income	$782	$1,001		$1,783	$1,889	$330		$2,219

Effective tax rate	36.1%			37.2%	35.3%			36.4%
Earnings per average common share
Basic	$0.97	$1.25		$2.22	$2.85	$0.50		$3.35
Diluted	$0.97	$1.24		$2.21	$2.84	$0.50		$3.34

Average common shares outstanding
Basic	804			804	663			663
Diluted	806			806	664			664
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)		$0.25				$0.04
Mark-to-market impact of economic hedging activities (d)		(0.23)				0.34
Amortization of commodity contract intangibles (e)		0.68				—
Maryland commitments (f)		0.28				—
Constellation merger and integration costs (g)		0.26				0.04
FERC settlement (h)		0.22				—
Other acquisition costs (i)		—				0.01
Asset retirement obligation (j)		0.01				0.02
Amortization of the fair value of certain debt (k)		(0.01)				—
Unrealized (gains) losses related to NDT fund investments (l)		(0.07)				0.07
Reassessment of state deferred income taxes (m)		(0.15)				—
Wolf Hollow acquisition (n)		—				(0.03)
Recovery of costs pursuant to the 2011 distribution rate case order (o)		—				(0.03)
Charge resulting from Illinois tax rate change legislation (p)		—				0.04

Total adjustments		$1.24				$0.50

(a)	Includes financial results for Constellation Energy including BGE, beginning on March 12, 2012, the date the acquisition was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule, and the impact associated with the expected sale in the fourth quarter of 2012 of three generation stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(g)	Adjustment to exclude certain activities associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(h)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(i)	Adjustment to exclude certain costs associated with various acquisitions.
(j)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel and the decrease in PECO’s asset retirement obligation.
(k)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(l)	Adjustment to exclude the unrealized gains in 2011 and losses in 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(m)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(n)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(o)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(p)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2012 and 2011

	Exelon
	Earnings per
	Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$0.90	$386	$112	$104	$—	$(1)	$601

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.08	55	—	—	—	—	55
Unrealized Losses Related to NDT Fund Investments (1)	0.12	76	—	—	—	—	76
Plant Retirements and Divestitures (2)	—	2	—	—	—	—	2
Asset Retirement Obligation (3)	0.02	18	—	(2)	—	—	16
Constellation Merger and Integration Costs (4)	0.02	3	1	1	—	6	11
Other Acquisition Costs	0.01	5	—	—	—	—	5
Wolf Hollow Acquisition (5)	(0.03)	(23)	—	—	—	—	(23)

2011 Adjusted (non-GAAP) Operating Earnings	1.12	522	113	103	—	5	743

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (6)	(0.03)	(24)	—	—	—	—	(24)
Nuclear Fuel Costs (7)	(0.01)	(13)	—	—	—	—	(13)
Capacity Pricing (8)	—	2	—	—	—	—	2
Market and Portfolio Conditions (9)	0.22	185	—	—	—	—	185
Transmission Upgrades (10)	—	30	—	—	—	(30)	—
ComEd, PECO and BGE Margins:
Weather	—	—	—	3	— (c)	—	3
Load	(0.01)	—	1	(7)	— (c)	—	(6)
Other Energy Delivery (11)	0.21	—	(29)	3	208	—	182
Operating and Maintenance Expense:
Labor, Contracting and Materials (12)	(0.25)	(143)	(14)	7	(60)	—	(210)
Planned Nuclear Refueling Outages	—	(3)	—	—	—	—	(3)
Pension and Non-Pension Postretirement Benefits (13)	(0.03)	(8)	(9)	(2)	(7)	(3)	(29)
Other Operating and Maintenance (14)	(0.03)	(41)	50	13	(53)	7	(24)
Depreciation and Amortization Expense (15)	(0.12)	(46)	(14)	(3)	(40)	(4)	(107)
Equity in Earnings of Unconsolidated Affiliates (16)	0.04	38	—	—	—	—	38
Income Taxes (17)	0.01	8	(7)	(2)	—	10	9
Interest Expense, Net (18)	(0.05)	(34)	1	1	(21)	7	(46)
Other	(0.05)	(15)	(2)	8	(30)	(3)	(42)
Share Differential (19)	(0.25)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.77	458	90	124	(3)	(11)	658

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.02	9	—	—	—	10	19
Unrealized Gains Related to NDT Fund Investments (1)	0.04	38	—	—	—	—	38
Plant Retirements and Divestitures (2)	(0.22)	(193)	—	—	—	—	(193)
Asset Retirement Obligation (3)	(0.01)	(6)	—	—	—	—	(6)
Constellation Merger and Integration Costs (4)	(0.04)	(31)	—	(2)	(1)	(2)	(36)
Amortization of Commodity Contract Intangibles (20)	(0.21)	(187)	—	—	—	—	(187)
Amortization of the Fair Value of Certain Debt (21)	—	3	—	—	—	—	3

2012 GAAP Earnings (Loss)	$0.35	$91	$90	$122	$(4)	$(3)	$296

(a)	For the three months ended September 30, 2012, includes financial results for Constellation and BGE. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon's corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)	Reflects the impact of unrealized losses in 2011 and unrealized gains in 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)	For 2012, primarily reflects the impact associated with the expected sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger. For 2011, primarily reflects incremental accelerated depreciation associated with the retirement of four fossil generating units and compensation for operating two of the units past their planned retirement date under a FERC-approved reliability-must-run rate schedule.

(3)	Primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units.

(4)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.

(5)	Primarily reflects a non-cash bargain purchase gain (negative goodwill) in 2011 in connection with the acquisition of Wolf Hollow, net of acquisition costs.

(6)	Primarily reflects the impact of increased planned and unplanned nuclear outage days in 2012, excluding Constellation Energy Nuclear Group, LLC (CENG).
(7)	Primarily reflects the impact of higher nuclear fuel prices, excluding CENG.

(8)	Primarily reflects the addition of Constellation’s financial results in 2012, offset by the impact of decreased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market.

(9)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy across all regions.

(10)	Reflects intercompany expense in 2011 at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.

(11)	For ComEd, primarily reflects decreased distribution revenue pursuant to the performance based formula rate and decreased cost recovery for regulatory required programs (completely offset in operating and maintenance expense).

(12)	Primarily reflects the addition of Constellation and BGE's financial results in 2012 and the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, primarily reflects increased contracting expenses resulting from new projects related to EIMA. At PECO, primarily reflects a decrease in contracting expenses.

(13)	The increase in pension and OPEB costs primarily reflect the impact of lower actuarially assumed discount rates and expected return on assets for 2012 as compared to 2011.

(14)	Primarily reflects the addition of Constellation and BGE's financial results in 2012 and the impact of storm costs in the BGE service territory, partially offset by decreased storm costs in the ComEd and PECO service territories and decreased costs at ComEd associated with regulatory required programs (completely offset by decreased other energy delivery revenues at ComEd).

(15)	Includes increased depreciation expense across the operating companies due to ongoing capital expenditures and the non-cash amortization of intangible assets at Generation primarily related to the trade name and retail relationships recorded at fair value at the merger date.

(16)	Primarily reflects the equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.

(17)	At Generation, primarily reflects an increase in investment tax credits attributable to AVSR, partially offset by a 2012 reduction in manufacturing deduction benefits. At PECO, primarily reflects a 2011 benefit for the electric transmission and distribution property repairs deduction, offset by a 2012 gas property repairs deduction.

(18)	Primarily reflects the addition of Constellation and BGE's financial results in 2012 and the impact of higher interest expense at Generation and BGE due to higher outstanding debt.

(19)	Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the merger.

(20)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.

(21)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon

2011 GAAP Earnings (Loss)	$2.84	$1,325	$295	$311	$—	$(42)	$1,889
2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.34	219	—	—	—	—	219
Unrealized Losses Related to NDT Fund Investments (1)	0.07	46	—	—	—	—	46
Plant Retirements and Divestitures (2)	0.04	29	—	—	—	—	29
Asset Retirement Obligation (3)	0.02	18	—	(2)	—	—	16
Non-Cash Charge Resulting From Illinois Tax Rate Change Legislation (4)	0.04	21	4	—	—	4	29
Recovery of Costs Pursuant to the 2011 Distribution Rate Case Order (5)	(0.03)	—	(17)	—	—	—	(17)
Constellation Merger and Integration Costs (6)	0.04	3	1	1	—	21	26
Other Acquisition Costs	0.01	5	—	—	—	—	5
Wolf Hollow Acquisition (7)	(0.03)	(23)	—	—	—	—	(23)

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	3.34	1,643	283	310	—	(17)	2,219
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	—	—	—	—	—	—
Nuclear Fuel Costs (8)	(0.06)	(45)	—	—	—	—	(45)
Capacity Pricing (9)	(0.13)	(102)	—	—	—	—	(102)
Market and Portfolio Conditions (10)	0.49	394	—	—	—	—	394
Transmission Upgrades (11)	—	34	—	—	—	(34)	—
ComEd, PECO and BGE Margins:
Weather	(0.04)	—	—	(34)	— (c)	—	(34)
Load	(0.02)	—	(2)	(15)	— (c)	—	(17)
Discrete Impacts of the 2012 Distribution Formula Rate Order (12)	(0.06)	—	(52)	—	—	—	(52)
Other Energy Delivery (13)	0.66	—	71	—	464	—	535
Discrete Impacts of the 2011 Distribution Rate Case Order (14)	(0.03)	—	(22)	—	—	—	(22)
Operating and Maintenance Expense:
Labor, Contracting and Materials (15)	(0.59)	(324)	(40)	17	(130)	—	(477)
Planned Nuclear Refueling Outages (16)	0.02	19	—	—	—	—	19
Pension and Non-Pension Postretirement Benefits (17)	(0.09)	(24)	(19)	(5)	(14)	(8)	(70)
Other Operating and Maintenance (18)	(0.18)	(133)	36	14	(90)	22	(151)
Depreciation and Amortization Expense (19)	(0.31)	(107)	(32)	(7)	(94)	(12)	(252)
2011 Nuclear Decommissioning Trust Fund Special Transfer Tax Deduction (20)	(0.06)	(46)	—	—	—	—	(46)
Equity in Earnings of Unconsolidated Affiliates (21)	0.03	26	—	—	—	—	26
Income Taxes (22)	—	(3)	(14)	(6)	2	18	(3)
Interest Expense, Net (23)	(0.11)	(61)	9	5	(43)	(1)	(91)
Other (24)	(0.06)	(6)	1	26	(67)	(2)	(48)
Share Differential (25)	(0.59)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	2.21	1,265	219	305	28	(34)	1,783
2012 Adjusted (non-GAAP) Operating Earnings (Loss)
Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.23	167	—	—	—	18	185
Unrealized Gains Related to NDT Fund Investments (1)	0.07	54	—	—	—	—	54
Plant Retirements and Divestitures (2)	(0.25)	(200)	—	—	—	—	(200)
Asset Retirement Obligation (3)	(0.01)	(6)	—	—	—	—	(6)
Constellation Merger and Integration Costs (6)	(0.26)	(133)	—	(8)	(2)	(68)	(211)
Maryland Commitments (26)	(0.28)	(22)	—	—	(83)	(122)	(227)
Amortization of Commodity Contract Intangibles (27)	(0.68)	(545)	—	—	—	—	(545)
FERC Settlement (28)	(0.22)	(172)	—	—	—	—	(172)
Reassessment of State Deferred Income Taxes (29)	0.15	13	—	—	—	104	117
Amortization of the Fair Value of Certain Debt (30)	0.01	7	—	—	—	—	7
Other Acquisition Costs	—	(3)	—	—	—	—	(3)

2012 GAAP Earnings (Loss)	$0.97	$425	$219	$297	$(57)	$(102)	$782

(a)	For the nine months ended September 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)	Reflects the impact of unrealized losses in 2011 and unrealized gains in 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)	For 2012, primarily reflects the impact associated with the expected sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger. For 2012 and 2011, also reflects incremental accelerated depreciation associated with the retirement of certain fossil generating units and compensation for operating two of the units past their planned retirement date under a FERC-approved reliability-must-run rate schedule.

(3)	Primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units.

(4)	Reflects the impact of a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

(5)	Reflects one-time benefits pursuant to the ComEd 2011 electric distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.

(6)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.

(7)	Primarily reflects a non-cash bargain purchase gain (negative goodwill) in 2011 in connection with the acquisition of Wolf Hollow, net of acquisition costs.

(8)	Primarily reflects the impact of higher nuclear fuel prices, excluding CENG.

(9)	Primarily reflects the impact of decreased capacity prices related to the RPM for the PJM market, partially offset by the addition of Constellation’s financial results in 2012.

(10)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions.

(11)	Reflects intercompany expense in 2011 at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.

(12)	Reflects the impacts on distribution revenues recorded prior to December 31, 2011, pursuant to the final order issued by the ICC on the 2011 performance based formula rate proceeding under EIMA.

(13)	For ComEd, primarily reflects increased distribution revenue through June 2012 pursuant to the 2011 electric distribution rate case order, increased transmission revenue and increased cost recovery for energy efficiency and demand response programs (completely offset in operating and maintenance expense).

(14)	Primarily reflects one-time net benefits pursuant to the 2011 ComEd electric distribution rate case order to reestablish previously expensed plant balances and to recognize the estimated recovery of funds for working capital related to the procurement of energy.

(15)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, primarily reflects increased contracting expenses resulting from new projects related to EIMA. At PECO, primarily reflects a decrease in contracting expenses.

(16)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2012, excluding Salem and CENG.

(17)	The increase in pension and OPEB costs primarily reflect the impact of lower actuarially assumed discount rates and expected return on assets for 2012 as compared to 2011.

(18)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012, increased costs at ComEd associated with energy efficiency and demand response programs (completely offset by increased other energy delivery revenues at ComEd) and the impact of storm costs in the BGE service territory, partially offset by decreased storm costs in the ComEd and PECO service territories.

(19)	Includes increased depreciation expense across the operating companies due to ongoing capital expenditures and the non-cash amortization of intangible assets at Generation primarily related to the trade name and retail relationships recorded at fair value at the merger date.

(20)	Reflects one-time interest and tax benefits in 2011 associated with a change in the timing of the deduction for the transfer of cash or investments from nonqualified nuclear decommissioning trust funds to qualified decommissioning trust funds pursuant to the Energy Policy Act of 2005 and related Treasury Regulations.

(21)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.

(22)	At Generation, primarily reflects a 2012 reduction in manufacturing deduction benefits, offset by an increase in investment tax credits attributable to AVSR. At PECO, primarily reflects a 2011 benefit for the electric transmission and distribution property repairs deduction, partially offset by a 2012 gas property repairs deduction.

(23)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impact of higher interest expense at Generation and BGE due to higher outstanding debt, partially offset by the impact of lower interest expense at ComEd and PECO due to lower outstanding debt.

(24)	For Generation, primarily reflects the addition of Constellation’s financial results, partially offset by realized NDT fund gains related to changes to the investment strategy and favorable market conditions in 2012. For PECO, primarily reflects decreased gross receipts tax (completely offset by decreased PECO margins) and reduced sales and use tax.

(25)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.

(26)	Reflects costs incurred as part of the Maryland order approving the merger transaction.

(27)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.

(28)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.

(29)	Primarily reflects a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.

(30)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,017	$480	(c),(d),(e)	$4,497	$2,821	$(33	)(c),(j)	$2,788
Operating expenses
Purchased power and fuel	2,122	278	(c),(d),(e)	2,400	1,071	(93	)(c),(d)	978
Operating and maintenance	1,415	(373	)(c),(e),(f),(g)	1,042	790	(55	(c),(f),(g), )(j),(k)	735
Depreciation, amortization, accretion and depletion	207	(13	)(c),(f)	194	139	(19	)(c)	120
Taxes other than income	109	(4	)(c)	105	67	—		67

Total operating expenses	3,853	(112)		3,741	2,067	(167)		1,900
Equity in earnings of unconsolidated affiliates	10	50	(e)	60	—	—		—

Operating income	174	642		816	754	134		888

Other income and deductions
Interest expense	(85)	(5	)(h)	(90)	(37)	—		(37)
Other, net	83	(60	)(c),(f),(i)	23	(164)	181	(i),(j)	17

Total other income and deductions	(2)	(65)		(67)	(201)	181		(20)

Income before income taxes	172	577		749	553	315		868

Income taxes	85	210	(c),(d),(e), (f),(g),(h),(i)	295	167	179	(c),(d),(f), (g),(i),(j), (k)	346

Net income	87	367		454	386	136		522
Net loss attributable to noncontrolling interests	(4)	—		(4)	—	—		—

Net income on common stock	$91	$367		$458	$386	$136		$522

	Nine Months Ended September 30, 2012 (a)				Nine Months Ended September 30, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$10,509	$942	(c),(d),(e)	$11,451	$7,919	$(42	)(c),(j)	$7,877
Operating expenses
Purchased power and fuel	5,018	540	(c),(d),(e),(f)	5,558	2,795	(366	)(c),(d)	2,429

Operating and maintenance	3,756	(778	(c),(e),(f), )(g),(k),(l),(m)	2,978	2,306	(61	(c),(f),(g), )(j),(k)	2,245
Depreciation, amortization, accretion and depletion	564	(43	)(c),(f)	521	416	(65	)(c)	351
Taxes other than income	272	(8	)(c)	264	199	—		199

Total operating expenses	9,610	(289)		9,321	5,716	(492)		5,224
Equity in earnings (losses) of unconsolidated affiliates	(69)	110	(e),(f)	41	—	—		—

Operating income	830	1,341		2,171	2,203	450		2,653

Other income and deductions
Interest expense	(223)	(11	)(h)	(234)	(128)	—		(128)
Other, net	185	(73	)(c),(f),(i)	112	(12)	94	(i),(j)	82

Total other income and deductions	(38)	(84)		(122)	(140)	94		(46)

Income before income taxes	792	1,257		2,049	2,063	544		2,607
Income taxes	373	417	(c),(d),(e),(f), (g),(h),(i),(k), (l),(m),(n)	790	738	226	(c),(d),(f), (g),(i),(j), (k),(o)	964

Net income	419	840		1,259	1,325	318		1,643
Net income attributable to noncontrolling interests	(6)	—		(6)	—	—		—

Net income on common stock	$425	$840		$1,265	$1,325	$318		$1,643

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule and the impact associated with the expected sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Generation's economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the increase in Generation's decommissioning obligation for spent nuclear fuel at retired nuclear units.
(h)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(i)	Adjustment to exclude the unrealized gains in 2012 and losses in 2011 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(j)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(k)	Adjustment to exclude certain costs associated with various acquisitions.
(l)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(m)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(n)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(o)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,484	$—	$1,484	$1,784	$—		$1,784
Operating expenses
Purchased power	678	—	678	932	—		932
Operating and maintenance	350	—	350	396	(1	)(b)	395
Depreciation and amortization	157	—	157	135	—		135
Taxes other than income	81	—	81	78	—		78

Total operating expenses	1,266	—	1,266	1,541	(1)		1,540

Operating income	218	—	218	243	1		244

Other income and deductions
Interest expense	(74)	—	(74)	(86)	—		(86)
Other, net	5	—	5	16	—		16

Total other income and deductions	(69)	—	(69)	(70)	—		(70)

Income before income taxes	149	—	149	173	1		174
Income taxes	59	—	59	61	—	(b)	61

Net income	$90	$—	$90	$112	$1		$113

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$4,154	$—	$4,154	$4,694	$—		$4,694
Operating expenses
Purchased power	1,886	—	1,886	2,436	—		2,436
Operating and maintenance	1,000	—	1,000	930	12	(b),(c)	942
Depreciation and amortization	458	—	458	405	—		405
Taxes other than income	224	—	224	226	—		226

Total operating expenses	3,568	—	3,568	3,997	12		4,009

Operating income	586	—	586	697	(12)		685

Other income and deductions
Interest expense	(230)	—	(230)	(257)	—		(257)
Other, net	12	—	12	24	—		24

Total other income and deductions	(218)	—	(218)	(233)	—		(233)

Income before income taxes	368	—	368	464	(12)		452

Income taxes	149	—	149	169	—	(b),(c),(d)	169

Net income	$219	$—	$219	$295	$(12)		$283

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(c)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(d)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$806	$—		$806	$946	$—		$946
Operating expenses
Purchased power and fuel	326	—		326	464	—		464
Operating and maintenance	199	(3	)(b)	196	219	2	(b), (c)	221
Depreciation and amortization	55	—		55	51	—		51
Taxes other than income	48	—		48	59	—		59

Total operating expenses	628	(3)		625	793	2		795

Operating income	178	3		181	153	(2)		151

Other income and deductions
Interest expense	(32)	—		(32)	(34)	—		(34)
Other, net	2	—		2	3	—		3

Total other income and deductions	(30)	—		(30)	(31)	—		(31)

Income before income taxes	148	3		151	122	(2)		120
Income taxes	25	1	(b)	26	17	(1	)(b), (c)	16

Net income	123	2		125	105	(1)		104
Preferred security dividends	1	—		1	1	—		1

Net income on common stock	$122	$2		$124	$104	$(1)		$103

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,396	$—		$2,396	$2,942	$—		$2,942
Operating expenses
Purchased power and fuel	1,033	—		1,033	1,506	—		1,506
Operating and maintenance	574	(13	)(b)	561	597	2	(b), (c)	599
Depreciation and amortization	161	—		161	150	—		150
Taxes other than income	122	—		122	165	—		165

Total operating expenses	1,890	(13)		1,877	2,418	2		2,420

Operating income	506	13		519	524	(2)		522

Other income and deductions
Interest expense	(94)	—		(94)	(102)	—		(102)
Other, net	6	—		6	11	—		11

Total other income and deductions	(88)	—		(88)	(91)	—		(91)

Income before income taxes	418	13		431	433	(2)		431
Income taxes	118	5	(b)	123	119	(1	)(b), (c)	118

Net income	300	8		308	314	(1)		313
Preferred security dividends	3	—		3	3	—		3

Net income on common stock	$297	$8		$305	$311	$(1)		$310

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives
(c)	Adjustment to exclude a decrease in PECO's asset retirement obligation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$720	$—		$720

Operating expenses
Purchased power and fuel	373	—		373
Operating and maintenance	201	(1	)(b)	200
Depreciation and amortization	68	—		68
Taxes other than income	48	—		48

Total operating expenses	690	(1)		689

Operating income	30	1		31

Other income and deductions
Interest expense	(35)	—		(35)
Other, net	5	—		5

Total other income and deductions	(30)	—		(30)

Income before income taxes	—	1		1
Income taxes	—	—	(b)	—

Net income	—	1		1
Preference stock dividends	4	—		4

Net loss on common stock	$(4)	$1		$(3)

	March 12, 2012 through September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,388	$113	(c)	$1,501

Operating expenses
Purchased power and fuel	727	—		727
Operating and maintenance	423	(33	)(b),(c)	390
Depreciation and amortization	157	—		157
Taxes other than income	104	2	(c)	106

Total operating expenses	1,411	(31)		1,380

Operating income (loss)	(23)	144		121

Other income and deductions
Interest expense	(77)	—		(77)
Other, net	14	—		14

Total other income and deductions	(63)	—		(63)

Income (loss) before income taxes	(86)	144		58
Income taxes	(37)	59	(b),(c)	22

Net income (loss)	(49)	85		36
Preference stock dividends	8	—		8

Net income (loss) on common stock	$(57)	$85		$28

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2012 (b)				Three Months Ended September 30, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(462)	$(16	)(d)	$(478)	$(297)	$—		$(297)
Operating expenses
Purchased power and fuel	(473)	—		(473)	(346)	—		(346)
Operating and maintenance	(9)	(1	)(e)	(10)	8	(11	)(e)	(3)
Depreciation and amortization	13	—		13	7	—		7
Taxes other than income	4	—		4	3	—		3

Total operating expenses	(465)	(1)		(466)	(328)	(11)		(339)

Operating income (loss)	3	(15)		(12)	31	11		42

Other income and deductions
Interest expense	(20)	3	(e)	(17)	(25)	—		(25)
Other, net	6	—		6	3	—		3

Total other income and deductions	(14)	3		(11)	(22)	—		(22)

Income (loss) before income taxes	(11)	(12)		(23)	9	11		20

Income taxes	(8)	(4	)(d),(e)	(12)	10	5	(e)	15

Net income (loss)	$(3)	$(8)		$(11)	$(1)	$6		$5

	Nine Months Ended September 30, 2012 (b)				Nine Months Ended September 30, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(1,242)	$(31	)(d)	$(1,273)	$(850)	$—		$(850)
Operating expenses
Purchased power and fuel	(1,266)	—		(1,266)	(901)	—		(901)
Operating and maintenance	196	(227	)(e),(f)	(31)	30	(35	)(e)	(5)
Depreciation and amortization	36	—		36	16	—		16
Taxes other than income	15	—		15	12	—		12

Total operating expenses	(1,019)	(227)		(1,246)	(843)	(35)		(878)

Operating income (loss)	(223)	196		(27)	(7)	35		28

Other income and deductions
Interest expense	(73)	3	(e)	(70)	(58)	—		(58)
Other, net	36	—		36	31	—		31

Total other income and deductions	(37)	3		(34)	(27)	—		(27)

Income (loss) before income taxes	(260)	199		(61)	(34)	35		1

Income taxes	(158)	131	(d),(e), (f),(g)	(27)	8	10	(e),(h)	18

Net loss	$(102)	$68		$(34)	$(42)	$25		$(17)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon's corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE, beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(f)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(g)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(h)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	11,449	12,277	12,064	11,587	12,158
Midwest	23,132	22,860	23,198	23,306	23,887

Total Nuclear Generation	34,581	35,137	35,262	34,893	36,045

Fossil and Renewables (b)
Mid-Atlantic (b)(d)	2,547	2,316	1,791	1,637	1,722
Midwest	171	228	272	188	88
New England	3,953	2,755	889	—	2
New York	—	—	—	—	—
ERCOT (e)	2,410	2,177	840	457	1,214
Other (f)	1,813	1,923	819	394	249

Total Fossil and Renewables	10,894	9,399	4,611	2,676	3,275

Purchased Power
Mid-Atlantic (c)	6,811	7,111	2,577	739	702
Midwest	3,035	1,558	2,552	1,143	1,756
New England	1,961	3,905	1,100	—	—
New York (c)	4,026	2,818	935	—	—
ERCOT (e)	7,741	6,686	2,832	1,150	2,928
Other (f)	5,372	6,012	1,769	482	887

Total Purchased Power	28,946	28,090	11,765	3,514	6,273

Total Supply/Sales by Region (h)
Mid-Atlantic (g)	20,807	21,704	16,432	13,963	14,582
Midwest (g)	26,338	24,646	26,022	24,637	25,731
New England	5,914	6,660	1,989	—	2
New York	4,026	2,818	935	—	—
ERCOT	10,151	8,863	3,672	1,607	4,142
Other (f)	7,185	7,935	2,588	876	1,136

Total Supply/Sales by Region	74,421	72,626	51,638	41,083	45,593

	Three Months Ended
	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$43.64	$40.68	$46.86	$56.08	$57.19
Midwest (k)	27.68	31.00	31.40	34.18	33.15
New England	13.70	9.01	19.61	n.m.	n.m.
New York	3.23	13.84	8.56	n.m.	n.m.
ERCOT	15.66	13.43	9.26	(6.02)	24.85
Other (f)	5.85	4.28	5.41	(4.13)	(4.85)
Average Margin - Overall Portfolio	$25.96	$26.15	$32.57	$39.31	$39.19

Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$38.13	$30.40	$31.10	$35.07	$46.17
NiHub	34.29	26.02	27.13	25.97	37.30
New England Mass Hub ATC Spark Spread	12.69	7.77	0.80	6.70	13.30
NYPP Zone A	34.56	27.87	27.18	32.03	40.89
ERCOT North Spark Spread	3.60	6.01	3.46	1.11	36.70

	Three Months Ended
	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Outage Days (m)
Refueling	43	51	67	103	33
Non-refueling	40	16	16	11	3

Total Outage Days	83	67	83	114	36

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 3,126 GWhs, 3,225 GWhs and 319 GWhs in the Mid-Atlantic and 2,997 GWhs, 2,817 GWhs and 722 GWhs in New York as a result of the PPA with CENG for the three months ended September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 4,352 GWhs, 3,873 GWhs, 1,757 GWhs, 1,235 GWhs and 1,679 GWhs for the three months ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.
(m)	Outage days exclude Salem and CENG.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2012 and 2011

	September 30, 2012 (a)	September 30, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	35,790	35,700
Midwest	69,190	68,704

Total Nuclear Generation	104,980	104,404
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	6,654	5,936
Midwest	671	408
New England	7,597	8
ERCOT (e)	5,427	1,572
Other (f)	4,555	1,037

Total Fossil and Renewables	24,904	8,961
Purchased Power
Mid-Atlantic (c)	16,498	2,159
Midwest	7,145	4,827
New England	6,966	—
New York (c)	7,779	—
ERCOT (e)	17,259	6,387
Other (f)	13,153	2,021

Total Purchased Power	68,800	15,394
Total Supply/Sales by Region (h)
Mid-Atlantic(g)	58,942	43,795
Midwest (g)	77,006	73,939
New England	14,563	8
New York	7,779	—
ERCOT	22,686	7,959
Other (f)	17,708	3,058

Total Supply/Sales by Region	198,684	128,759

	September 30, 2012 (a)	September 30, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$43.48	$58.61
Midwest (k)	30.00	36.57
New England	12.22	n.m.
New York	7.71	n.m.
ERCOT	13.75	11.81
Other (f)	5.08	(3.27)
Average Margin - Overall Portfolio	$27.75	$41.62

Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$33.23	$46.42
NiHub	29.16	35.46
NEPOOL Mass Hub	7.04	9.41
NYPP Zone A	29.79	38.65
ERCOT North Spark Spread	4.39	15.48

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 6,670 GWhs in the Mid-Atlantic and 6,536 GWhs in New York as a result of the PPA with CENG for the nine months ended September 30, 2012.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 9,981 GWhs and 4,508 GWhs for the nine months ended September 30, 2012 and 2011, respectively.
(i)	Excludes Generation's other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation's economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

	Three Months Ended September 30, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather- Normal
	2012	2011	% Change	% Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	9,265	8,876	4.4%	1.4%	$876	$1,111	(21.2)%
Small Commercial & Industrial	8,939	8,812	1.4%	(0.1)%	344	410	(16.1)%
Large Commercial & Industrial	7,506	7,494	0.2%	(0.8)%	102	102	0.0%
Public Authorities & Electric Railroads	314	303	3.6%	3.3%	11	12	(8.3)%

Total Retail	26,024	25,485	2.1%	0.2%	1,333	1,635	(18.5)%

Other Revenue (b)					151	149	1.3%

Total Electric Revenue					$1,484	$1,784	(16.8)%

Purchased Power					$678	$932	(27.3)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	107	147	119	(27.2)%	(10.1)%
Cooling Degree-Days	859	785	613	9.4%	40.1%

	Nine Months Ended September 30, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather- Normal
	2012	2011	% Change	% Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	22,345	22,107	1.1%	(0.5)%	$2,372	$2,745	(13.6)%
Small Commercial & Industrial	24,742	24,648	0.4%	(0.2)%	997	1,177	(15.3)%
Large Commercial & Industrial	21,048	21,011	0.2%	0.1%	296	288	2.8%
Public Authorities & Electric Railroads	932	920	1.3%	3.4%	32	38	(15.8)%

Total Retail	69,067	68,686	0.6%	(0.1)%	3,697	4,248	(13.0)%

Other Revenue (b)					457	446	2.5%

Total Electric Revenue					$4,154	$4,694	(11.5)%

Purchased Power					$1,886	$2,436	(22.6)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	3,035	4,302	4,048	(29.5)%	(25.0)%
Cooling Degree-Days	1,321	1,022	831	29.3%	59.0%

Number of Electric Customers	2012	2011
Residential	3,450,364	3,439,704
Small Commercial & Industrial	365,245	364,917
Large Commercial & Industrial	1,986	2,041
Public Authorities & Electric Railroads	4,795	4,801

Total	3,822,390	3,811,463

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

	Three Months Ended September 30, 2012 and 2011 Electric and Gas Deliveries				Revenue (in millions)
				Weather- Normal
	2012	2011	% Change	% Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,059	4,085	(0.6)%	(3.6)%	$497	$598	(16.9)%
Small Commercial & Industrial	2,245	2,272	(1.2)%	(1.7)%	120	138	(13.0)%
Large Commercial & Industrial	4,165	4,370	(4.7)%	(4.8)%	66	85	(22.4)%
Public Authorities & Electric Railroads	240	239	0.4%	0.4%	8	9	(11.1)%

Total Retail	10,709	10,966	(2.3)%	(3.6)%	691	830	(16.7)%

Other Revenue (b)					61	61	0.0%

Total Electric Revenue					752	891	(15.6)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,646	3,687	(1.1)%	(3.0)%	49	51	(3.9)%
Transportation and Other	5,796	6,190	(6.4)%	(5.3)%	5	4	25.0%

Total Gas	9,442	9,877	(4.4)%	(4.4)%	54	55	(1.8)%

Total Electric and Gas Revenues					$806	$946	(14.8)%

Purchased Power and Fuel					$326	$464	(29.7)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	14	18	35	(22.2)%	(60.0)%
Cooling Degree-Days	1,138	1,109	934	2.6%	21.8%

	Nine Months Ended September 30, 2012 and 2011 Electric and Gas Deliveries				Revenue (in millions)
				Weather- Normal
	2012	2011	% Change	% Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,154	10,750	(5.5)%	(2.4)%	$1,297	$1,542	(15.9)%
Small Commercial & Industrial	6,155	6,437	(4.4)%	(2.8)%	357	472	(24.4)%
Large Commercial & Industrial	11,545	12,012	(3.9)%	(3.9)%	179	261	(31.4)%
Public Authorities & Electric Railroads	714	710	0.6%	0.6%	24	29	(17.2)%

Total Retail	28,568	29,909	(4.5)%	(3.0)%	1,857	2,304	(19.4)%

Other Revenue (b)					171	183	(6.6)%

Total Electric Revenue					2,028	2,487	(18.5)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	32,301	38,982	(17.1)%	0.5%	344	429	(19.8)%
Transportation and Other	19,397	21,428	(9.5)%	(8.2)%	24	26	(7.7)%

Total Gas	51,698	60,410	(14.4)%	(2.5)%	368	455	(19.1)%

Total Electric and Gas Revenues					$2,396	$2,942	(18.6)%

Purchased Power and Fuel					$1,033	$1,506	(31.4)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	2,265	2,855	2,974	(20.7)%	(23.8)%
Cooling Degree-Days	1,572	1,603	1,282	(1.9)%	22.6%

Number of Electric Customers	2012	2011	Number of Gas Customers	2012	2011
Residential	1,416,894	1,412,059	Residential	452,624	448,763
Small Commercial & Industrial	148,829	148,210	Commercial & Industrial	41,338	40,883

Large Commercial & Industrial	3,103	3,116	Total Retail	493,962	489,646
Public Authorities & Electric Railroads	9,666	9,693	Transportation	900	868

Total	1,578,492	1,573,078	Total	494,862	490,514

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended September 30, 2012

	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	3,829	$400
Small Commercial & Industrial	4,458	166
Large Commercial & Industrial	462	10
Public Authorities & Electric Railroads	47	8

Total Retail	8,796	584

Other Revenue (b)		64

Total Electric Revenue		648

Gas (in mmcfs)

Retail Deliveries and Sales (c)
Retail Sales	11,147	63
Transportation and Other (d)	2,311	9

Total Gas	13,458	72

Total Electric and Gas Revenues		$720

Purchased Power and Fuel		$373

Heating and Cooling Degree-Days	2012
Heating Degree-Days	69
Cooling Degree-Days	698

March 12, 2012 through September 30, 2012

	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	7,107	$682
Small Commercial & Industrial	8,636	327
Large Commercial & Industrial	1,942	41
Public Authorities & Electric Railroads	120	18

Total Retail	17,805	1,068

Other Revenue (b)		138

Total Electric Revenue		1,206

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	31,549	153
Transportation and Other (d)	9,075	29

Total Gas	40,624	182

Total Electric and Gas Revenues		$1,388

Purchased Power and Fuel		$727

Heating and Cooling Degree-Days	2012
Heating Degree-Days	2,188
Cooling Degree-Days	987

As of September 30, 2012

Number of Electric Customers	2012	Number of Gas Customers	2012
Residential	1,115,764	Residential	610,353
Small Commercial & Industrial	119,431	Commercial & Industrial	43,978

Large Commercial & Industrial	5,448	Total Retail	654,331
Public Authorities & Electric Railroads	318	Transportation	—

Total	1,240,961	Total	654,331

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers electing to receive electric generation service from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 2,311 mmcfs ($8 million) for the three months ended September 30, 2012 and off-system revenue of 9,075 mmcfs ($25 million) from March 12, 2012 through September 30, 2012.